UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2012

Simmons First National Corporation
(Exact name of registrant as specified in its charter)

Arkansas	000-06253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (870) 541-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced today that the Board of Directors had adopted a management succession plan in connection with the anticipated retirement of Mr. J. Thomas May, Chairman and CEO, on December 31, 2013. The Press release is attached as Exhibit 99.1.

As a part of the adoption of the succession plan, on Monday, August 13, 2012, the Board of Directors of Simmons First National Corporation ("Company") elected George Makris, as CEO-Elect, effective January 1, 2013. Mr. Makris, 56, will succeed J. Thomas May as Chairman and CEO upon Mr. May's retirement on December 31, 2013.

Mr. Makris has served on the Board of Directors of the Company since 1997 and has served as chairman of the Company's Audit & Security Committee since 2007. He is the President of M.K. Distributors, Inc., a beverage distributor in Pine Bluff and southeastern Arkansas. Mr. Makris has been employed by M. K. Distributors, Inc. since 1980 and has served as President since 1985. Mr. Makris previously served as a member of the board of directors of National Bank of Commerce (later known as Worthen Bank of Pine Bluff) from 1985 to 1996 and served as Chairman of the Board from 1994 to 1996. Mr. Makris received a B.A. degree in Business Administration from Rhodes College in 1978 and an M.B.A. from the University of Arkansas in 1980.

Mr. Makris also serves on the Board of Directors of the Economic Development Alliance of Jefferson County, the Board of Trustees of the Jefferson Regional Medical Center, the Board of Directors of the National Beer Wholesalers Association and the Board of Visitors of University of Arkansas for Medical Sciences, College of Medicine. He has previously served as Chairman of the Board of Trustees of Jefferson Regional Medical Center, Chairman of the Board of Trustees of the Arts and Science Center for Southeast Arkansas, Chairman of the Board of Directors of the Economic Development Alliance for Jefferson County, Chairman of the Board of Directors of the Greater Pine Bluff Chamber of Commerce, Chairman of the King Cotton Classic Basketball Tournament, Chairman of the Board of Trustees of Trinity Episcopal School, a Director of Simmons First National Bank, a Director of the Wholesale Beer Distributors of Arkansas, and a member of the Board of Visitors of the University of Arkansas at Pine Bluff.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description

99.1	Press Release of the Company dated August 14, 2012, announcing management succession plan.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simmons First National Corporation (Registrant)
August 14, 2012 (Date)	/s/ ROBERT A. FEHLMAN Robert A. Fehlman Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release of the Company dated August 14, 2012, announcing management succession plan.